SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : July 21, 2003



                           POMEROY IT SOLUTIONS, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                              0-20022               31-1227808
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(State or other jurisdiction          (Commission           (IRS Employer
   of incorporation)                  file number)          Identification  No.)



                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (859) 586-0600
                                                           --------------


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Item  5.  Other  Events  and  Regulation  FD  Disclosure
--------------------------------------------------------

On July 18, 2003, Pomeroy IT Solutions, Inc. announced that it will pay a one time dividend of approximately $10 million or $.80 per share to shareholders of record as of July 28, 2003. The dividend will be paid on August 7, 2003.


Item  7.       (c)  Exhibits
-------------------------------

     99.11         Press Release dated July 18, 2003


Item 12.  Results of Operations and Financial Condition
-------------------------------------------------------

On July 18, 2003, Pomeroy IT Solutions, Inc. announced that revenues and earnings for the second quarter of fiscal 2003 are expected to exceed estimates. Revenues for the second quarter of fiscal 2003 are expected to be approximately $147 million versus estimates of approximately $130 million or flat to the first quarter of fiscal 2003 revenues. Earnings per share for the second quarter of fiscal 2003 are expected to be in the range of $.15 to $.17 vesus estimates of $.12 or flat to the first quarter of fiscal 2003 earnings per share.





                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               POMEROY  IT  SOLUTIONS,  INC.
                               -----------------------------



Date: July 21, 2003               By:  /s/  Michael E. Rohrkemper
                                  ----------------------------------------------
                                  Michael E. Rohrkemper, Chief Financial Officer
                                  and Chief Accounting Officer


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